EXHIBIT 16.1

March 31, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: RCPI Trust

Gentlemen:

We have read Item 9 of Form 10-K dated March 31, 1997 of RCPI Trust and are in agreement with the statements contained in the second and third paragraphs on the page therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                  Very truly yours,

                                                  /s/ ERNST & YOUNG LLP